SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 25, 2008

Santander BanCorp

(Exact name of registrant as specified in its charter)

Puerto Rico	001-15849	66-0573723

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 Ponce de León Avenue, San Juan, Puerto Rico	00917

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(787) 777-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.136-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On March 25, 2008, Santander BanCorp (the “Corporation”) and Santander Financial Services, Inc., a wholly owned subsidiary of the Corporation (“Santander Financial”), entered into a fully-collateralized Loan Agreement (the “Loan”) with Banco Santander Puerto Rico (the “Bank”). The proceeds of the Loan were used to refinance the outstanding indebtedness incurred under the previously announced bridge facility agreement among the Corporation, Santander Financial and National Australia Bank Limited, and for general corporate purposes. Under the Loan, the Corporation and Santander Financial had available $186 million and $454 million, respectively, all of which was drawn on March 25, 2008. The Loan is fully-collateralized by a certificate of deposit in the amount of $640 million opened by Banco Santander, S.A., the parent of the Corporation, and provided as security for the Loan pursuant to the terms of a Security Agreement, Pledge and Assignment between the Bank and Banco Santander, S.A. The Corporation and Santander Financial have agreed to pay a fee of 0.10% net of taxes, deduction and withholdings, on an annualized basis, to Banco Santander, S.A. in connection with its agreement to collateralize the loan with the deposit.
     The amounts drawn under the Loan bear interest at an annual rate equal to the applicable LIBOR rate plus 0.465% per annum. Interest under the Loan is payable at maturity. The Corporation and Santander Financial did not pay any facility fee or commission to the Bank in connection with the Loan. The entire principal balance of the Loan is due and payable on September 25, 2008.
     Upon the occurrence and during the continuance of an Event of Default (as defined in the Loan) under the Loan, the Bank shall have the right to declare the outstanding balance of the Loan, together with accrued interest and any other amount owing to the Bank, due and payable on demand or immediately due for payment. In addition, the Corporation and Santander Financial will be required to pay interest on any overdue amounts at a default rate that is equal to the then applicable interest rate payable on the Loan plus 2% per annum.
     The Corporation’s and Santander Financial’s obligations to pay interest and principal under the Loan are several and not joint. However, the Corporation and Santander Financial are jointly and severally responsible for all other amounts payable under the Loan.
     The foregoing description is qualified in its entirety by reference to the Loan, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference to this Item 2.03.

Item 9.01	Exhibits

(d)	Exhibits

10.1	Loan Agreement among Santander BanCorp, Santander Financial Services, Inc. and Banco Santander Puerto Rico.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 28, 2008

SANTANDER BANCORP
By:
	Name:	María Calero
	Title:	Executive Vice President